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                                                                    EXHIBIT 21.1


                           List of Subsidiaries of
                                the Registrant

   1.    ARE-QRS Corp., a Maryland corporation
   2. PW Acquisitions I, LLC, a Delaware limited liability company, upon consummation of the Offering and the Formation Transactions